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Exhibit 10.5
Electronic Commercial Draft Discounting Master Agreement
Standard Terms

Please refer to the supplementary terms for the names of Party A and Party B, as well as other relevant information.

Upon the application of Party A, Party B agrees to cooperate with Party A on electronic commercial draft discounting. Both parties have reached an agreement on the following terms through full negotiation in accordance with the relevant provisions of the Negotiable Instruments Law of the People’s Republic of China, the Payment and Settlement Measures of the People’s Bank of China, and the Measures for the Administration of Electronic Commercial Draft Business, and hereby enter into this agreement.
Article 1 Definition
1. An electronic commercial draft is a commercial draft in electronic form, which is made by the issuer in the form of data message and by which a trusted payer pays unconditionally a fixed amount to the beneficiary or to the draft holder on a designated date. Electronic commercial drafts are divided into electronic bank acceptance drafts, electronic finance company acceptance drafts, and electronic commercial acceptance drafts.
2. Discounting refers to the act of Party A endorsing and transferring the rights of the draft to Party B before the maturity date, and Party B paying the agreed amount to Party A after deducting a certain amount of interest.
3. The electronic commercial draft discounting business under this agreement includes the “Ultrafast E-Discounting” business. “Ultrafast E-Discounting” refers to the electronic bank acceptance drafts and financial company acceptance draft discounting services Bank of Ningbo provides to the legal entities and their branches registered on internet platforms or those recommended by platforms.
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4. The discount date, also known as the discount value date, refers to the date on which Party B transfers the actual payment amount to Party A’s designated account.
Discounted interest = face value of draft × interest calculation days × discounted annual interest rate ÷ 360 days
Actual discount amount paid = face value of draft - discount interest
The discount interest days are calculated from the discount date (inclusive) to the interest end date (not inclusive).
Unless otherwise agreed by both parties, if the draft maturity date is a working day, it shall be the interest end date; if the draft maturity date falls on a statutory holiday, the first working day after the statutory holiday shall be the interest end date.
Article 2 Discount Conditions
Party A shall initiate a discount application for the electronic commercial drafts it holds with Party B through electronic channels such as online banking of Bank of Ningbo or other banks, through the draft market infrastructure recognized by the People’s Bank of China. This means that Party A agrees to conduct a discount transaction with Party B in accordance with the transaction elements submitted in the discount application. Party B will review the discount application initiated by Party A in accordance with the laws, regulations, and internal requirements. After approving Party A’s discount application, Party B shall conduct discounting on the electronic commercial drafts in the application. If the review is not successful, Party B will refuse to handle the discounting for Party A, who fully agrees to the decision and has no objection to this.
Article 3 Party A undertakes and agrees
1. Party A hereby undertakes and guarantees that the electronic commercial drafts in its application for discounting meets all the following conditions:
(1) Party A promises that the issuance, acquisition, and transfer of the electronic commercial drafts are legal, compliant, and valid, with a genuine transaction relationship and debt relationship, except for those obtained free
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of charge in accordance with the law due to taxation, inheritance, and gift giving;
(2) The electronic signature and recorded items on the electronic commercial drafts are complete, true, legal, valid, and clear and explicit. All endorsements of the electronic commercial drafts are continuous, true, and legal, without the words “not transferable”, “not endorsable”, “not pledgeable” or other words that prohibit or restrict the rights of Bank of Ningbo;
(3) Party A undertakes to be responsible for the legality of the electronic commercial drafts it holds for discounting, and the acquisition of the commercial drafts is without malicious intent or gross negligence;
(4) The electronic commercial drafts have not yet matured;
(5) The electronic commercial drafts have not been involved and will not be involved in public notice procedures, preservation measures, or other litigation/arbitration procedures in the future;
(6) The electronic commercial drafts do not involve any circumstances that prohibit, restrict or adversely affect the exercise of draft rights by Bank of Ningbo.
2. Party A hereby undertakes and guarantees that its discount application to Bank of Ningbo under this agreement meets all the following conditions:
(1) Party A is an individual industrial and commercial household, legal person and its branches, as well as an unincorporated organization established in accordance with the law within the territory of the People’s Republic of China. Party A’s application for discounting electronic commercial drafts under this agreement does not violate the provisions of laws and regulations and its company articles of association, nor does it violate any legally binding agreement or contract on Party A.
(2) Party A has completed all the necessary authorizations and approvals for signing this contract. Signing this contract represents the true intention of Party A and will not result in a violation of any agreements or commitments it has signed with any third party. The signing and performance of this agreement shall not violate its articles of association or any legally binding agreements or documents. The signing and performance of this agreement by Party A has obtained the necessary and legal internal and external approvals
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and authorizations. Party A engages in industries that are not prohibited or restricted by policies, and promises to strictly abide by such laws, regulations, and rules after signing this contract.
(3) Party A is the legal and legitimate holder of the electronic commercial drafts and has the right to apply for electronic commercial draft discounting from Party B as a discounting applicant. Once the drafts are discounted, Party B has all the rights to the electronic commercial drafts.
(4) Party A has a genuine and legal transaction relationship and debt relationship with its direct predecessor or drawer. Based on this transaction relationship, Party A has lawfully obtained the electronic commercial drafts in the discount application under this agreement from its direct predecessor or drawer, and has paid the corresponding consideration when obtaining the drafts. Party A promises that the electronic commercial drafts in the discounting application and the materials submitted to Party B under the discounted commercial drafts to reflect the true transaction relationship and debt relationship are true, legal, and valid.
(5) There are no negative records in Party A’s business information, and its legal representative has not been included in the list of dishonest persons subject to enforcement.
(6) The use of funds obtained from discounting electronic commercial drafts by Party A is legitimate and in compliance with regulatory regulations.
3. The authorization and commitment of Party A regarding the “Ultrafast E-Discounting” service:
If Party A enables the “Ultrafast E-Discounting” service, Party A agrees and authorizes the internet platform to provide its information (including but not limited to enterprise name, province and city, unified social credit code, annual sales revenue, contact person name, contact phone number, annual discount amount, image of business license, image of legal person’s ID, etc.) to Bank of Ningbo and its various branches. Meanwhile, Bank of Ningbo and its branches are authorized to provide this unit’s “Ultrafast E-Discounting” information in your bank (including but not limited to draft number, face amount, draft maturity date, discount date, discount interest rate, discount actual payment
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amount, interest calculation period, acceptance bank name, etc.) to the internet platform. If Party A is an individual industrial and commercial household or an unincorporated organization, this clause shall not apply. The specific name of the internet platform can be found in the supplementary terms.
Article 4 Rights and Obligations of Party A and Party B
1. During the term of this agreement, Party B has the right to know the business activities of Party A. Party B has the right to request Party A to provide information related to discounting. Party A shall promptly provide Party B with the information on the purpose of discounting funds and true transaction background information as requested by Party B. Party B shall enter the business premises of Party A to investigate, review, and inspect the use of credit, as well as the assets, financial status, and business situation of Party A. Party A shall cooperate, and Party B shall have the right to supervise Party A to use the discounted funds for the purposes specified in this contract.
2. Party A promises to strengthen environmental risk management in the process of operation and management, and voluntarily accepts the supervision of Party B or the entrusted party on the environmental risk situation of Party A. When an environmental risk event occurs during the operation of Party A, Party A shall proactively inform Party B, and Party B has the right to request Party A to provide relevant materials such as environmental risk reports if it deems necessary.
3. Party B shall bear the obligation of confidentiality for the information provided by Party A, except as otherwise provided by laws, regulations, regulatory authorities, or agreed by both parties, or where the information provided by Party A does not constitute confidential information.
4. When discounting each electronic commercial draft under this cooperation agreement, there is no need to sign contracts one by one.
Article 5 Breach of Contract Clause
1. After discounting electronic commercial drafts, any of the following events can constitute a breach of contract as referred to in this clause. Party B has the right to independently judge and claim the rights of the draft from Party A and/or other draft debtors, recover the draft payment and related
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expenses. Party B has the right to charge the overdue penalty interest to Party A for the portion that has not been paid upon maturity in accordance with the provisions of the overdue loan. Please refer to the supplementary terms for the specific proportion of overdue penalty interest to be charged.
(1) The discounted commercial drafts cannot be fully recovered on time, including but not limited to the following situations:
① The discounted electronic commercial draft has been refused payment by the acceptor upon maturity;
② The discounted electronic commercial draft has been seized, frozen, or protected by litigation in accordance with the law;
③ There are disputes over the ownership of discounted electronic commercial draft, resulting in Party B being unable to receive the payment on time;
④ After the discounted electronic commercial draft expires, Party B has not yet received the payment for the draft;
(2) Party A violates any statements, warranties, and commitments made;
(3) Party A violates any obligations it shall fulfill as stipulated in this contract;
(4) Party A conceals true and important information (such as business or financial status, providing false information or circumstances, etc.);
(5) Party A or guarantor evades bank claims through related party transactions or other means;
(6) Party A or guarantor is negligent in managing and recovering due debts, or disposes of its main property at an unreasonable low price or in other inappropriate ways to transfer property or evade debts;
(7) Party A utilizes false contracts and arrangements with any third party, including but not limited to discounting or pledging debts such as accounts receivable without real trade background, to obtain funds or credit from Party B or other banks;
(8) Party A or guarantor violates the obligations agreed upon with Party B or a third party, or the obligations stipulated by laws and regulations, or is involved in disputes or lawsuits, or any of its assets are subject to preservation measures such as seizure, freezing, or withholding;
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(9) Party A or guarantor has died, ceased production, closed down, cancelled registration, been suspended for rectification, suspended business execution or revoked, liquidated, reorganized, taken over, declared bankrupt, or dissolved;
(10) The controlling shareholder of Party A or the guarantor transfers the shares they hold, or there is a major event involving the controlling shareholder, actual controller, legal representative, or senior management personnel of Party A or the guarantor;
(11) Party A, the legal representative or main person in charge of Party A or the guarantor has made significant business errors, or has been subject to administrative or criminal sanctions, or has been investigated by relevant departments, or other situations that may affect their business or guarantee capabilities;
(12) Party A or guarantor’s credit condition has declined, their business activities have encountered difficulties, their financial condition has deteriorated, or they have exceeded the financial indicators set by Party B or agreed upon by both parties;
(13) If Party A disposes of any assets (including but not limited to gift, transfer, assign, or sell at a low price) before paying off the draft payment, which may or has already affected its ability to repay its debts to Party B;
(14) If the guarantee contract under this contract becomes invalid, the guarantor’s guarantee ability decreases, or the value of the collateral decreases, which affects the security of the creditor’s rights under this contract;
(15) The guarantor violates the provisions of the guarantee contract;
(16) If any of the events listed in items (2), (4), (8), (9), and (11) of this paragraph occur to the affiliated parties, actual controllers, issuers, or acceptors of Party A, as well as other changes that are not conducive to the realization of Party B’s creditor’s rights, and Party A fails to provide another guarantee recognized by Party B as required by Party B;
(17) Any other events that, in the judgment of Party B, have an adverse impact on Party A’s performance of repayment obligations under this contract, in addition to the aforementioned events.
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Party B has complete independence to judge whether the above situation occurs.
2. When any breach of contract occurs, Party B has the right to take the following measures:
(1) Stop discounting payments;
(2) Party B has the right to recognize that all the credits it extends to Party A to become due prematurely, including but not limited to loans, discounting, bank acceptance drafts, international trade financing, bank guarantees, etc., and demand that Party A repay all outstanding debts, including but not limited to the principal and interest of the discounting amount (including overdue penalty interest), as well as all expenses incurred by Party B to realize the creditor’s rights under this agreement. Party A agrees and authorizes Party B to deduct the corresponding amount from all accounts opened by the first party in Bank of Ningbo and its branches for repayment and notify Party A;
(3) Requesting Party A to provide guarantee measures recognized by Party B;
(4) Exercise the right to guarantee, require the guarantor to fulfill the guarantee responsibility, or realize the creditor’s rights by disposing of the collateral and/or pledge;
(5) Party B shall, in accordance with the law, assert the right of subrogation against the debtor of Party A, or request the court to revoke the act of Party A waiving its due creditor’s rights, transferring property for free, or transferring property at an obviously unreasonable low price. Party A shall provide all the necessary cooperation and assistance as requested by Party B;
(6) Take other remedial measures as stipulated by laws, regulations, and contractual agreements.
Article 6 Service
Party A confirms that the address and contact information specified in the supplementary terms of this contract shall be the address and contact information for service for notices served by Party B and legal documents related to debt collection, litigation (arbitration), and such address and contact information shall apply to all procedures and stages of the disputes including
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but not limited to collection, arbitration, mediation, first instance, second instance, retrial, execution, supervision, public notice and special procedures.
The process server (including but not limited to Party B, trial courts, arbitration institutions, etc.) may send notices or legal documents in one or more of the following ways. If multiple methods are used for serving, the service time shall be based on the earliest service:
(1) If served by mail or express delivery, it shall be deemed served 5 days after the process server sends the mail or express delivery, regardless of whether it is signed for, rejected or returned.
(2) Personal service can either be verbal notice or transfer of written materials or legal documents recording the notice by the process sender to the person being served. If there is a service receipt, the date on which the situation is recorded shall be the service date. If the service is refused upon personal service, the process server may take photos or videos to record the service, and retain the notice and legal documents, which shall be deemed as served. If it is collected by others, the date of collection by others shall be deemed as the service date.
(3) Electronic service, including but not limited to modern communication methods such as SMS, fax, email, instant messaging tools (such as WeChat, QQ, etc.) through the mobile phone number, fax number or email address specified in this contract, shall be deemed served as long as the process server has sent the relevant notices and legal documents to the address specified in the supplementary terms.
(4) All parties agree that online litigation activities such as service, investigation, mediation, trial, and execution can be carried out through electronic litigation platforms such as mobile micro courts.
Party A guarantees that the address and contact information provided to Party B are accurate and valid. If there is any change, Party A will promptly notify the process server to make the change. If the incorrect contact information is provided or the changed contact information is not communicated in a timely manner, resulting in the failure to receive the notice or legal document, as long as the process server has already sent the notice or legal document in any of the above agreed ways, it shall be deemed
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served, and Party A shall bear any adverse consequences that may arise from this.
If there is a transfer of creditor’s rights, the above notice service terms can also apply to notices sent by the assignee of the creditor’s rights as the delivery party.
If Party A fails to repay the loan on time or engages in other illegal activities, and Party B entrusts a mediation institution to mediate, file a lawsuit or apply for arbitration, Party A authorizes and agrees that the mediation institution, people’s court, or arbitration institution may, in accordance with the law, retrieve other phone numbers under the name of each communication operator from the mediation institution, people’s court or arbitration institution in order to obtain contact, provided that Party B still cannot obtain their phone number, and agree that the repaired contact information is one of the addresses for serving documents via SMS or phone.
Article 7 Supplementary Provisions
1. The electronic commercial draft data messages received, stored, and sent by Party B and the draft market infrastructure recognized by the People’s Bank of China related to this agreement, as well as the discount vouchers provided by Party B’s business system, are all integral parts of this agreement and have equal legal effect.
2. The application and processing of each electronic commercial draft discount under this agreement shall be based on the electronic commercial draft data messages received, stored, and sent in the draft market infrastructure recognized by Party B and the People’s Bank of China, as well as the discount vouchers provided by Party B’s business system. Party A confirms the accuracy, authenticity, and legality of the electronic commercial draft data messages received, stored, and sent in the draft market infrastructure recognized by Party B and the People’s Bank of China, as well as the discount vouchers provided by Party B’s business system, and will not raise any objections.
3. Party B has the right to designate Bank of Ningbo and any of its branches as the actual discounter/handling bank for Party A to handle the specific discounting business. Regardless of whether the actual
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discounter/handling bank of the discount business is Party B or not, all payment obligations under the discount business shall be fulfilled by Party A to Party B, and all rights shall be enjoyed by Party B. If Party A fails to repay the principal, interest, and all payable expenses to Party B in accordance with the provisions of this agreement, or fails to fulfill other obligations, Party B, as a creditor, has the right to directly claim the debt from Party A and/or the guarantor in accordance with the law.
4. This contract is governed by the laws of the People’s Republic of China.
5. Any disputes arising during the performance of this contract shall be resolved through consultation between both parties. If no agreement can be reached through negotiation, both parties agree that the plaintiff shall choose one of the following addresses in the People’s Court with jurisdiction to file a lawsuit: a. The domicile of Party B and its branch offices, and the location of their office; b. The domicile of the assignee of the creditor’s rights (if any); c. The place of contract signing; d. Place of Contract Performance. The parties to the contract agree that the hearing can be held with the aid of audio-visual transmission technology according to the situation of the competent court. Please refer to the supplementary terms for the place of signing of the contract.
6. In case of disputes arising from the performance of this contract, if the parties fail to reach an agreement through negotiation and file a lawsuit with the people’s court in accordance with the law, the value of claim shall be within the maximum limit allowed by laws, regulations, judicial interpretations, or local courts. All parties agree that the respondent court shall apply the small claims procedure for trial, and the time limit for providing evidence and defense shall not exceed seven days (which can be calculated simultaneously). Small claims procedure is the final instance of first instance, and no party is allowed to file an appeal.
In case of disputes arising from the performance of this agreement, if the parties fail to reach an agreement through negotiation and file a lawsuit with the people’s court in accordance with the law, all parties agree that the court that accepts the case lawsuit shall merge this case with other similar cases for
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trial and agree to conduct a written trial. All parties are aware and agree to submit personal information related to the case to the court during the merged hearing process, and express it in the relevant legal documents. All parties agree and promise to waive the defense of personal information protection issues arising from the merged hearing. All parties undertake to keep confidential the information of other parties known during the merged hearing process.
Article 8 Reminder and Declaration
1. This contract shall take effect once stamped by both parties. The electronic stamp affixed by Party B shall have the same legal effect as the physical stamp affixed. The specific discount business for each electronic commercial draft shall be based on the discount voucher provided by Party B. The validity period of this agreement shall be one year from the effective date. If no written objection is raised by both parties one month before the expiration of the validity period, the validity period shall be automatically extended for one year, and so on.
2. Both parties have the right to request the rescission of this agreement at any time, but must give written notice to the other party five working days in advance. The agreement shall be rescinded from the date specified in the written notice.
3. The standard terms of this agreement, the supplementary terms of this agreement, the discount vouchers provided by Party B’s business system, the electronic commercial draft data messages received, stored and sent by Party B and the People’s Bank of China recognized commercial bill related systems, Party A’s commitments, certificates, statements, etc. constitute a complete agreement. The above contract components are entered into electronically and in other ways recognized by Party B.
Party A is fully aware of and has fully understood the meaning and corresponding legal consequences of the terms of this agreement. At the same time, Party A hereby declares that: It has paid special attention to the obligations and terms unfavorable to itself and confirm its acceptance.

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Supplementary Terms of Electronic Commercial Draft Discounting Master Agreement
Party A: Zai Lab (Suzhou) Co., Ltd.
Party B: Bank of Ningbo Co. Suzhou Branch
Article 1 Party B has the right to charge an additional penalty interest of fifty percent (in words) on the unpaid portion at the discount rate.
Article 2 Party A □ agrees/does not agree to enable “Ultrafast E-Discounting”. If Party A agrees to enable the “Ultrafast E-Discounting” service, Party A is aware and acknowledges that the internet platform referred to in Article 3(3) of this agreement is     /     .
Article 3 Place of signing of the contract: No. 749, Ganjiang East Road, Gusu District, Suzhou City.
Article 4 Party A’s address for service and contact information:
Postal and express delivery address for service: Building 8, Biotech Industrial Park, No. 218, Sangtian Street, Suzhou Industrial Park
Recipient (or agent): Wei Xiao
Job title: Head of Finance
ID number:     [***]
Contact phone number:     [***]
Fax receiving number:     /
Mobile SMS receiving number:     [***]
Email: /
If Party A has not provided its address to Party B, or if the provided address is not detailed enough (such as not accurate to the door number), Party A agrees to use its registered address as a mailing or express delivery address. If Party A does not provide a clear email address, it agrees to use the email registered with the mobile operator as the address for service. Party A shall ensure that the email address registered with the mobile operator functions normally from the date of signing this contract.
The standard terms of this agreement and its supplementary terms constitute a complete contract.
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The following is the signature page of Party A for the standard terms and supplementary terms of the Electronic Commercial Draft Discounting Master Agreement signed between Zai Lab (Suzhou) Co., Ltd. (Party A) and Bank of Ningbo Co. Suzhou Branch (Party B).

Party A (official stamp):
Zai Lab (Suzhou) Co., Ltd.
(company chop)

JAMES SHUIZHONG YAN
(name chop)

Signing date: February 6, 2024

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The following is the signature page of Party B for the standard terms and supplementary terms of the Electronic Commercial Draft Discounting Master Agreement signed between Zai Lab (Suzhou) Co., Ltd. (Party A) and Bank of Ningbo Co. Suzhou Branch (Party B).

Party B (stamp):
Bank of Ningbo Co. Suzhou Branch
(contract chop)

Lin Ping
(name chop)

Signing date: February 6, 2024

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